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                                                                Exhibit 21.1

                           SUBSIDIARIES OF REGISTRANT

The companies listed below are the majority-owned subsidiaries of the registrant as of December 31, 2000:

                                                     State or Other
                                                      Jurisdiction
                                                        in which
   Name of Subsidiary                                 Incorporated
Atlantic Research Corporation                           Delaware
Casco Cayman, Inc.                                      Cayman Islands
Casco Electronics GmbH                                  Germany
Casco IMOS Italia S.r.l.                                Italy
Casco Investors Corp                                    New York
Casco Luxembourg S.a r.l.                               Luxembourg
Casco Products Corporation                              Delaware
The Centor Company                                      Missouri
Chromalloy American Corporation                         Delaware
Chromalloy Castings Tampa Corporation                   Delaware
Chromalloy Component Services, Inc.                     Delaware
Chromalloy Gas Turbine Corporation                      Delaware
Chromalloy Gas Turbine Europa, B.V.                     Netherlands
Chromalloy Gas Turbine France                           France
Chromalloy Heavy Industrial Turbines, Ltd.              Delaware
Chromalloy Holland B.V.                                 Netherlands
Chromalloy Israel Ltd                                   Israel
Chromalloy Men's Apparel, Inc.                          Delaware
Chromalloy San Diego Corporation                        California
Chromalloy Thailand Ltd                                 Thailand
Chromalloy U.K. Ltd.                                    England
Chromizing, S.A. de C.V.                                Mexico
Jamo Matrizjen B.V.                                     Netherlands
Malichaud et CIE S.A.                                   France
MEGTEC Systems AB                                       Sweden
MEGTEC System, GmbH                                     Germany
MEGTEC Systems, Inc.                                    Delaware
MEGTEC Systems, SA                                      France
Sequa Capital Corporation                               New York
Sequa Coatings Corporation                              Indiana
Sequa Financial Corporation                             New York
Sequa Limited                                           England
Sequa Receivables Corp                                  New York
Specialized Overhaul Services Group, Inc.               Delaware
TurboCombustor Technology, Inc.                         Florida
Warwick International Group Ltd                         England


Other subsidiaries of the Registrant have been omitted from this listing since, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary.